                                                                    EXHIBIT 4.8


      PREFERRED STOCK                                         PREFERRED STOCK
          NUMBER                                                  SHARES

TE                                                            SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS
INCORPORATED UNDER THE LAWS OF
   THE STATE OF DELAWARE                                     CUSIP 872287 20 6

                            TCI COMMUNICATIONS, INC

                            CUMULATIVE EXCHANGEABLE
                           PREFERRED STOCK, SERIES A


This Certifies That


Is the owner of


      FULLY PAID AND NON-ASSESSABLE SHARES OF THE CUMULATIVE EXCHANGEABLE
             PREFERRED STOCK, SERIES A ("SERIES A PREFERRED STOCK"),
                          $.01 PAR VALUE PER SHARE OF

                            TCI COMMUNICATIONS, INC

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all of the terms and conditions contained in the Restated Certificate of Incorporation of the Corporation, the Certificate of Designations for the Series A Preferred Stock (the "Certificate of Designations") and all amendments thereto.

  This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

  WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:


-------------------------------     [SEAL]      -------------------------------
                      SECRETARY                                       PRESIDENT


COUNTERSIGNED:                                                   TRANSFER AGENT
                              THE BANK OF NEW YORK                AND REGISTRAR
                                   (NEW YORK)
BY

                                                           AUTHORIZED SIGNATURE

                            TCI COMMUNICATIONS, INC.

        THE CORPORATION WILL FURNISH TO EACH STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

        THE SERIES A PREFERRED STOCK IS EXCHANGEABLE FOR SHARES OF TELE-COMMUNICATIONS, INC. SERIES A TCI GROUP COMMON STOCK, SUBJECT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS.

        IF THE CORPORATION ELECTS TO REDEEM IN PART THE SHARES OF SERIES A PREFERRED STOCK, THE CORPORATION WILL NOT BE REQUIRED TO REGISTER A TRANSFER OF
(I) ANY SHARES OF SUCH CLASS FOR A PERIOD OF 5 BUSINESS DAYS NEXT PRECEDING ANY SELECTION OF SHARES OF SUCH CLASS TO BE REDEEMED OR (II) ANY SHARES OF SUCH CLASS SELECTED OR CALLED FOR REDEMPTION.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws and regulations:

TEN COM- as tenants in common          UNIF GIFT MIN ACT-______Custodian_______
TEN ENT- as tenants by the entireties                    (Cust)         (Minor)
 JT TEN- as joint tenants with
         right of survivorship and            under Uniform Gifts to Minors
         not as tenants in common             Act_____________________________
                                                          (State)

    Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

----------------------------------------------------------------------------

----------------------------------------------------------------------------

--------------------------------------------------------------------- Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

------------------------------------------------------------------- Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated
      --------------------------------

                                 X
                                 --------------------------------------------

                                 X
                                 --------------------------------------------
                                 NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                 MUST CORRESPOND WITH THE NAME(S) AS WRITTEN
                                 UPON THE FACE OF THE CERTIFICATE IN EVERY
                                 PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By:
----------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17AD-15.

Pursuant to a Guarantee Agreement, dated January ___, 1996 (the "Guarantee"), entered into by Tele-Communications, Inc., a Delaware corporation ("Parent"), for the benefit of the holders of the Series A Preferred Stock, Parent has irrevocably and unconditionally guaranteed, on a subordinated basis, (i) the payment by the Corporation of dividends (to the extent declared by the Corporation's Board of Directors) on, any mandatory or optional redemption price for and, upon dissolution, liquidation or winding up of the Corporation, the liquidation preference of the Series A Preferred Stock and (ii) the issuance and delivery of Tele-Communications, Inc. Series A TCI Group Common Stock in exchange for shares of Series A Preferred Stock upon surrender thereof to Parent in accordance with the provisions of the Certificate of Designations. Parent will furnish to each holder of Series A Preferred Stock, upon request and without charge, a copy of the Guarantee.

        WITNESS the facsimile signatures of the Parent's duly authorized officers.

Dated:
       -------------------------------

--------------------------------------   -------------------------------------
                             SECRETARY                               PRESIDENT